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                                                                   EXHIBIT 10.13


                            Gary Player Direct, Inc.
                             710 Aerovista, Suite B
                            San Luis Obispo, CA 93401

                                November 11, 1999


VIA FACSIMILE:  561-624-0304

Mr. Marc B. Player
Gary Player Group, Inc.
3930 RCA Boulevard
Suite 3001
Palm Beach, Florida  33410

         RE:      AMENDMENT TO DIRECT MARKETING AGREEMENT

Dear Marc:

                  This letter relates to the letter amendment dated of November 9, 1999 to the Direct Marketing Agreement dated as of the 1st day of November, 1996 (the "Direct Marketing Agreement"). Notwithstanding paragraph 4 of the letter amendment, it is intended that GPGE shall have the right to terminate the Direct Marketing Agreement under Section 16(c) for failure to meet the Minimum Sales Requirement. However, for purposes of that subsection, the first Royalty Year shall be deemed to commence on January 1, 2000. Thus, GPGE may not terminate the Agreement unless the Company fails to meet the Minimum Sales Requirement for both 2000 and 2001, or any two consecutive years thereafter.

         If the above meets with your approval, kindly execute where indicated below and return to me by facsimile and regular mail.

                                               Sincerely,

                                               /s/ Thomas P. Gallagher

                                               Thomas P. Gallagher, Chairman of
                                               the Board of Directors


Agreed and Accepted:

GARY PLAYER GROUP, INC.


By: /s/ Marc B. Player
    ----------------------
        Marc B. Player